SEC File No. _____________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A POS

Dated: April 18, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

1812 Brewing Company, Inc.
(Exact name of issuer as specified in its charter)

Florida
(State of other jurisdiction of incorporation or organization)

981 Waterman Drive

Watertown, NY 13601

315-788-1812

contact@1812ale.com
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2082	20-5996486
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: November [*], 2023

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

1812 Brewing Company, Inc.

981 Waterman Drive

Watertown, NY 13601

10,000,000,000 Shares of Common Stock

at a price of $0.00015 per Share

Minimum Investment: $1,000

Maximum Offering: $1,500,000

See The Offering - Page 9 and Securities Being Offered - Page 29 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 17 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

 Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.00015	$0	$0.00015	None
Minimum Investment	$1,000	$0	$1,000	None
Maximum Offering	$1,500,000	$0	$1,500,000	None

(1) The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by 1812 Brewing Company, Inc., a Florida Corporation (the "Company"). We are offering up to 10,000,000,000Shares being offered at a price of $0.00015 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 10,000,000,000 Shares of Common Stock with a Maximum Offering Price of $1,500,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "KEGS". On November 20, 2023, the last reported sale price of our common stock was $0.0.0001.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence within two calendar days of the qualification AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY

RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms "1812 Brewing Company," "KEGS," "the Company," we," "our," and "us" are used in this Offering Circular to refer to 1812 Brewing Company, Inc. and its subsidiaries.

Business Overview

1812 Brewing Company, Inc., a Florida corporation, is an emerging growth company that is focused on the beverage and hospitality industries. Through its subsidiaries, the Company’s current business operations consist of restaurant operations and beverages production, including beer and other non-alcoholic beverages. The Company is currently constructing a 13,000 square foot “scale” beverages production plant, in which it intends to produce alcoholic beverages such as beer, hard seltzer, hard cider, and kombucha as well as non-alcoholic beverages such as teas and sodas. The Company is currently exploring other opportunities such as those in the spirits industry. For more information about the Company and its plan of operations, see the section entitled "Description of Business" beginning on page 22.

Issuer:	1812 Brewing Company, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.00015

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$1,500,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	10,000,000,000 Shares of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled "USE OF PROCEEDS TO ISSUER" on page 20 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "KEGS".

Transfer Agent and Registrar:	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	7,721,376,557 Shares
Common Stock in this Offering	10,000,000,000 Shares
Stock to be outstanding after the offering (2)	17,721,376,557 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer, Thomas Scozzafava. Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Please see the section of this offering circular entitled “Interest of Management and Others in Certain Transactions” beginning on page 28.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We have entered into confidential agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of raw materials could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials. To date, the sourcing and availability of raw materials has not been problematic and does not pose a significant risk to the Company, but the Company may be adversely affected by shortages of raw materials and/or an increase in their cost. In addition, energy cost increases could result in higher transportation, freight and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company's products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•       whether the Company can obtain sufficient capital to sustain and grow its business

•       our ability to manage the Company's growth

•       whether the Company can manage relationships with key vendors and advertisers

•       demand for the Company's products and services

•       the timing and costs of new and existing marketing and promotional efforts and/or competition

•       the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•       the overall strength and stability of domestic and international economies

•       consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's market continues to evolve.

The Company Needs To Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop alternatives that are superior. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

If any of our products is defective or found to contain contaminants, we may be subject to product recalls or other associated liabilities.

Despite the precautions we take, in the event that any failure to comply with accepted food safety and regulatory standards (such as a contamination or a defect) does occur in the future, it may lead to business interruptions, product recalls or liability, each of which could have an adverse effect on our business, reputation, prospects, financial condition and results of operations.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Florida for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Florida.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Florida. Furthermore, the Subscription Agreement establishes the state and federal courts located in Florida as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

 IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 48% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of September 30, 2023, was $(12,407,879). Historical net tangible book value equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of September 30, 2023, and 7,721,376,557 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

Funding Level	100%	75%	50%	25%
Gross Proceeds	$ 1,500,000	$ 1,125,000	$ 750,000	$ 375,000
Offering Price	$ 0.00015	$ 0.00015	$ 0.00015	$ 0.00015
Net Tangible Book Value per Share of Common Stock before this Offering	$ (0.001607)	$ (0.001607)	$ (0.001607)	$ (0.001607)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$ 0.000991	$ 0.000866	$ 0.000691	$ 0.000430
Net Tangible Book Value per Share of Common Stock after this Offering	$ (0.000616)	$ (0.000741)	$ (0.000916)	$ (0.001177)
Dilution per share to Investors in the Offering	$ (0.000766)	$ (0.000891)	$ (0.001066)	$ (0.001327)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $1,500,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $1,500,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,475,000. after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

$0.00015 Offering Price	10%	25%	50%	75%	100%
Legal & Accounting Fees	$25,000	$25,000	$25,000	$25,000	$25,000
Watertown Savings Bank Loan Repayment	$-	$100,000	$175,000	$275,000	$450,000
Bottling Plant Completion & Retail Buildout	$105,000	$200,000	$300,000	$425,000	$425,000
Sales & Marketing Expense	$20,000	$50,000	$150,000	$150,000	$250,000
Acquisition Capital	$-	$-	$100,000	$250,000	$350,000
Total	$150,000	$375,000	$750,000	$1,125,000	$1,500,000

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

Acquisition Capital means funds allocated for the possibility of purchasing other businesses which will complement the operations of the Company. At this time, the Company has not entered into any agreements with any acquisition targets. If and when the Company enters into definitive acquisition agreements with any other businesses, we will disclose the terms of such agreements and attached them to the Offering as exhibits. Notwithstanding anything to the contrary in this Use of Proceeds section, the Company’s primary objective in raising capital under this Regulation A offering is to fund the Company’s need for working capital, as previously stated.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Corporate History

1812 Brewing Company, Inc. was incorporated under the laws of the state of Massachusetts on June 12, 1989. On February 7, 1992, its name was changed to Boston Pacific Medical, Inc., and the Company redomiciled to Nevada. On April 12, 1996, its name was changed to Boston Pacific Capital, Inc. On July 30, 2002, its name was changed to Boston Pacific Medical, Inc. On May 5, 2003, its name was changed to Dire

ctView, Inc., and the Company redomiciled to Delaware. On November 27, 2006, its name was changed to GS Carbon Corporation. On August 16, 2007, its name was changed to Seaway Valley Capital Corporation. On April 27, 2015, the Company redomiciled to Florida. On November 21, 2016, its name was changed to 1812 Brewing Company, Inc. The Company maintains an active registration in the state of Florida.

Subsidiaries

The Company operates through the following subsidiaries:

·	North Country Operating Corp.

·	Sackets Harbor Brew Pub, LLC

·	SHBP Realty Holdings, LLC

·	Alteri Bread Company, Inc.

·	Alteri Bakery, Inc.

·	Sackets Harbor Anchor, Inc.

·	Seaway Realty Holdings, LLC

Current Business and Plan of Operations

Through its subsidiaries, the Company's current business operations consist of restaurant operations and beverages production, including beer and non-alcoholic beverages. The Company is currently constructing a 13,000 square foot "scale" beverages production plant, in which it intends to produce alcoholic beverages such as beer, hard seltzer, hard cider, and kombucha as well as non-alcoholic beverages such as teas and sodas. The Company is currently exploring other related opportunities as well, such as those in the spirits industry.

1812 Brewing Company develops, produces, and markets micro-brewed beers such as the award winning “War of 1812 Amber Ale” and “Malicious Intent XXIPA” as well as “Thousand Island Pale Ale”, “1812 Amber Ale Light” and other premium craft beers. Its “1812 Amber Ale” is the company’s flagship brand and was the winner of a Silver Award at the 1998 World Beer Championship and has been aggressively marketed to command a significant retail presence in the regional market place. Management estimates 1812 Ale is distributed to over 3,000 retail locations in New York and Florida. The company has also developed complementary products such as Sackets Harbor Coffee and Sackets Harbor Brewing Co. Root Beer. The Company's bottled products are sold through wholesale distributors to consumers at supermarkets, warehouse stores, liquor stores, taverns and bars, restaurants, and convenience stores. Currently two of the Company's brands are also available on draft. The Company's products are delivered to retail outlets by independent distributors whose principal business is the distribution of beer and in some cases other alcoholic beverages, and who typically also distribute one or more national beer brands. Together with its distributors, the Company markets its products to retail outlets and relies on its distributors to provide regular deliveries, to maintain retail shelf space, and to oversee timely rotation of inventory.

Production of the Company's beverages requires quantities of various agricultural products, including barley, hops, malt, and malted wheat for beer. The Company fulfills its commodities requirements through purchases from various sources, some through contractual arrangements and others on the open market.

Employees

As of the date of this Offering Circular, the Company has 16 employees, including its officers, of which 1 is full time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company are individual and standard for the industry.

Property

981 Waterman Drive, Watertown, NY (owned)

13,000 square foot manufacturing plant and offices. The Company is currently building out its commercial-scale brewery in which it shall keg and bottle and eventually can its own products as well as "contract" produce for third parties. We recently acquired larger-scale brewing systems, fermentation vessels, and an automated bottling and labeling line for installation at this location, in the heart of the City of Watertown, NY, which is also 20 minutes from the Canadian border. This location will also have food and beverages for consumption on site.

212 West Main Street, Sackets Harbor, NY (owned)

We operate one of the New York State's oldest continuing microbreweries featuring what has been both a working brewery as well as a 3,200 square foot full-service restaurant. Formed in 1995, 1812 Brewing Company has slowly grown to become a household name throughout the region and Northeast beer industry. Located in historic Sackets Harbor, NY, and situated directly on the shore of Lake Ontario, the pub occupies the former New York Central Railroad Station building. The dining room and outside decks boast expansive views of the lake and sunsets. The restaurant offers fine dining and upscale pub fare that is paired with a rotating selection of over fifteen original craft beers brewed by 1812 Brewing Company.

210 West Main Street, Sackets Harbor, NY (owned)

We own a vacant lot that once was the restaurant of Sackets Harbor Anchor, Inc. It is now a vacant lot contiguous to the 212 West Main Street property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Nine-months ended September 30, 2023, and 2022.

For the nine months ended September 30, 2023, and 2022, the Company generated revenues of $773,230 and $419,853 respectively.

Cost of goods sold for the nine months ended September 30, 2023, and 2022 was $280,338 and $141,644, respectively, due to the larger demand of goods being produced to meet customer demands.

Operating expenses for the nine months ended September 30, 2023, and 2022 were $938,854 and $343,262, respectively.

Net Income for the nine months ended September 30, 2023, and 2022 was $(445,962) and $(65,052) respectively.

Years ended December 31, 2022, and 2021.

For the years ended December 31, 2022, and 2021, the Company generated revenues of $908,700 and $1,535,860 respectively.

Cost of goods sold for the years ended December 31, 2022, and 2021 was $351,509 and $363,859 respectively.

Operating expenses for the years ended December 31, 2022, and 2021 were $1,014,153 and $603,735 respectively.

Accrued Interest for the years ended December 31, 2022, and 2021 was $802,244 and $1,015,329 respectively.

Net Income for the years ended December 31, 2022, and 2021 was $(1,297,974) and $(104,182) respectively.

Liquidity and Capital Resources

Nine-months ended September 30, 2023 and 2022.

Net cash provided by operating activities for the nine months ended September 30, 2023, and 2022 was $(277,117) and $(65,052), respectively.

Net cash provided by investing activities for the nine months ended September 30, 2023, and 2022 was $(470,584) and $(26,855), respectively.

Net cash provided by financing activities for the nine months ended September 30, 2023, and 2022 was $719,111 and $112,792 respectively.

As of September 30, 2023, we had $119,114 in cash to fund our operations.

Years ended December 31, 2022, and 2021.

Net cash provided by operating activities for the years ended December 31, 2022, and 2021 was $(456,962) and $942,216, respectively.

Net cash provided by investing activities for the years ended December 31, 2022, and 2021 was $(633,804) and $(1,718,325) , respectively.

Net cash provided by financing activities for the years ended December 31, 2022, and 2021 was $1,155,914 and $759,5700 respectively.

As of December 31, 2022, we had $147,704 in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. Additional financing is needed for the successful completion of the company's contemplated plan of operations and its transition, ultimately, to the attainment of profitable operations. The company’s ability to raise additional equity or debt financing is unknown. An inability to resolve these factors would raise substantial doubts about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that may result from the outcome of the aforementioned uncertainties.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

The Company evaluates subsequent events that have occurred after the balance sheet date of December 30, 2022 and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Thomas W. Scozzafava	Chairman, CEO, CFO	53	June 30, 2007

Thomas W. Scozzafava, Chairman, CEO, CFO

Mr. Scozzafava has over 29 years of experience in management and in venture capital and leveraged buyout investing with extensive capital markets experience. Since 2007 Mr. Scozzafava has been the Chairman and CEO of 1812 Brewing Company.

Mr. Scozzafava was a Director of Prudential’s Merchant Banking Group, where he helped find, evaluate, negotiate, and structure leveraged buyouts of companies in industries that included telecommunications, media, business services, and manufacturing industries. Mr. Scozzafava also held a senior management position at Prudential’s employee limited partnerships, where he completed approximately 40 venture capital and LBO investments. Prior to joining Prudential, Mr. Scozzafava was member of Lehman Brothers' Merchant Banking Group, where he analyzed leveraged buyout and growth equity investments across various industries. Mr. Scozzafava began his career with GE Capital Corporation, where he completed the company’s Financial Management Program while serving various analyst positions with GE Investments, GECC Vendor Financial Services, and Kidder Peabody.

From 2006 to 2007, Mr. Scozzafava co-founded and served as CEO of GS AgriFuels Corp., a subsidiary of GreenShift Corporation, a clean technology investment company. Mr. Scozzafava was also a founder of WiseBuys Stores, Inc. in 2003, which was acquired by Hackett’s in 2007.

In March 2006, New York State Governor George E. Pataki appointed Mr. Scozzafava to the Board of Trustees to the New York State Power Authority (“NYPA”). Mr. Scozzafava, whose term ended in 2008, also sat on the Governance and Audit Committees of NYPA, whose mission is to provide clean, economical and reliable energy while promoting energy efficiency and innovation. NYPA had revenues of over $2.7 billion in 2007.

Mr. Scozzafava received a Bachelor of Arts cum laude with concentrations in economics and mathematics with Honors distinction from Hamilton College in 1992.

Board of Directors

Our board of directors currently consists of one director, and he is not considered "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our executive officers or directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the years ended December 31, 2022, and 2021.

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas W. Scozzafava, Chairman/CEO/CFO	2022 2021	79,500 59,200	0 0	0 0	0 0	0 0	0 0	0 0	79,500 59,200

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Florida law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 3,734,866,557 Shares of Common Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Thomas W. Scozzafava (Chairman, CEO, CFO)	Common Series E Preferred	3,403,000,000 100,000	57.6% 100%	3,403,000,000 100,000	17.0% 100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In May of 2021, the Company restructured terms of certain convertible debentures totaling in the aggregate over $860,000 that were owed to a family member of the Company's Chief Executive Officer. The agreement restructured and reduced the debt owed to a $250,000 non-interest-bearing non-convertible promissory note with a payment schedule of 7 years.

During the last two full fiscal years and the current fiscal year, there are no additional transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

The Company has authorized 20,005,000,000 shares of capital stock, consisting of 20,000,000,000 shares of Common Stock, par value $0.0001, 1,000,000 shares of Series A Preferred Stock, par value $0.0001; 1,000,000 shares of Series B Preferred Stock, par value $0.0001; 1,000,000 shares of Series C Preferred Stock, par value $0.0001; 1,000,000 shares of Series D Preferred Stock, par value $0.0001; 100,000 shares of Series E Preferred Stock, par value $0.0001; and 900,000 shares of undesignated Preferred Stock, $0.0001 par value.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of 1812 Brewing Company, Inc., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Florida. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Florida provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of 1812 Brewing Company, Inc. with any corporation, or any liquidation or disposition of any substantial assets of 1812 Brewing Company, Inc.

Preferred Stock

There are no shares of Series A, B, C, or D, Convertible Preferred Stock outstanding.

Series E Convertible Preferred Stock

There are 100,000 shares of Series E Convertible Preferred Stock outstanding. The holders of Series E Preferred Stock are convertible into common stock at a conversion rate equal to the sum of (a) the product obtained by (A) multiplying the number of Fully-Diluted Common Shares by four (4), then (B) multiplying the result by a fraction, the numerator of which will be the number of shares of Series E Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series E Preferred Stock, less (b) the number of shares of Common Stock beneficially owned by the holder prior to the Conversion, including Common Stock issuable on conversion of any convertible securities beneficially owned by the holder. The term “Fully-Diluted Common Shares” means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series E Preferred Stock. The holders of Series E Preferred Stock are entitled to vote on all matters submitted to a vote of holders of common stock of the Company on an as-converted basis.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the 'Minimum Subscription').

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged American Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Florida. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Florida as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 17,721,376,557 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A for at least six months, or in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS

& ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 21, 2023.

By:   /s/  Thomas W. Scozzafava

Thomas W. Scozzafava

Principal Executive Officer

November 21, 2023

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/  Thomas W. Scozzafava

Thomas W. Scozzafava

Principal Financial Officer

November 21, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:   /s/  Thomas W. Scozzafava

Thomas W. Scozzafava

Chairman/CEO/CFO

November 21, 2023

PART III: EXHIBITS

Index to Exhibits

		Filed Herewith (*)	Incorporated by Reference
Exhibit No.	Description		Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	1/5/2022
2.2	Bylaws		8-A	12/07/2006
2.3	Amended Articles of Incorp. (Authorized Share Increase)		1-A POS	04/19/2023
4.1	Subscription Agreement	*
12.1	Legal Opinion and Consent	*

PART F/S: FINANCIAL STATEMENTS

1812 BREWING COMPANY, INC.

Consolidated Balance Sheet

	30-Sep-23	31-Dec-22
ASSETS
Current Assets
Total Cash	$119,114	$147,704
Other Current Assets	14,700	14,700
Total Current Assets	133,814	162,404

Fixed Assets	3,431,141	3,129,402
Other Assets	—	(168,845)
Investment Assets	—	—

Investment Returns

TOTAL ASSETS	$3,564,954	$3,122,960

LIABILITIES AND EQUITY
Liabilities
Current Liabilities	$22,795	$22,795
Long-Term Liabilities (Parent)	14,001,789	14,522,289
Long-Term Liabilities (Subs)	1,948,249	1,484,201
Total Liabilities	$15,972,833	$16,029,286

Equity
Paid In Capital	$849,282	$15,603
Retained Earnings (Sub)	(94,388)	193,902
Retained Earnings (Parent)	(14,695,469)	(13,890,890)
Common Stock	1,554,128	963,333
Net Income Op Co	(21,432)	(188,274)
Total Equity	(12,407,879)	(12,906,325)
TOTAL LIABILITIES AND EQUITY	$3,564,954	$3,122,960

1812 BREWING COMPANY, INC.

Consolidated Income Statement

	9-Months Ended	3-Months Ended
	30-Sep-23	30-Sep-23

Revenues	$773,230	$419,853

Cost of Goods Sold	280,338	141,644

Gross Profit	$492,892	$278,209

Expenses
Payroll	$357,788	$173,940
Workers Compensation & Disability	6,506	3,036
Professional Fees	18,070	3,113
Utilities	67,391	21,296
Insurance	23,031	593
Property Taxes	17,327	7,679
Other Expenses	136,583	67,142
Parent Expenses	234,262	53,313
Interest Expense (Subs)	77,896	13,150
Total Expenses	$938,854	$343,262

Net Operating Income	$(445,962)	$(65,052)

Other Income / (Expense)	168,845	—

Depreciation Expense	29,076	9,692

Accrued Interest (Non-cash)	—	—

Prior Investment Write-Offs	—

Net Income	$(306,193)	$(74,744)

1812 BREWING COMPANY, INC.

Consolidated Statement of Cash Flows

	9-Months Ended	3-Months Ended
	30-Sep-23	30-Sep-23
OPERATING ACTIVITIES
Net Income	$(306,193)	$(74,744)
Adjustments to reconcile Net Income to Net Cash provided by operations:	$29,076	$9,692
Accrued Interest	$—	$—
Net cash provided by operating activities	$(277,117)	$(65,052)

INVESTING ACTIVITIES
Property, Plant & Equipment	$(301,739)	$(26,855)
Related Company Investment	(168,845)	—
Parent Company Write-Offs	—	—
Net cash provided by investing activities	$(470,584)	$(26,855)

FINANCING ACTIVITIES
Operating Company Financings	$549,816	$62,400
Parent Company Financings	169,295	50,392
Net cash provided by financing activities	$719,111	$112,792

Net cash increase for period	$(28,590)	$20,885
Cash at end of period	$119,114	$119,114

1812 BREWING COMPANY, INC.

Condensed Statement of Shareholder Equity

	$$ Amount	Shares
Balance: Sept 30, 2023
Common Stock	$1,629,382	7,421,376,557
Preferred Stock	$—	100,000
New Issuances	$824,810
Net Income	$(145,170)
Accumulated Deficit	$(14,716,901)
Total Shareholder Equity (Deficit)	$(12,407,879)

1812 Brewing Company, Inc.

Notes to Financial Statements

For the 3 & 9 Months Ended September 30, 2023

(unaudited)

Note 1 - Organization and Basis of Presentation

Organization

1812 Brewing Company, Inc. (the “Company”) is a Florida Corporation that was established in June 1989 as The Boston & Pacific Company, Inc. and commenced operations seeking acquisitions in a variety of medical-related industries. In 2003, the company changed its name to Directview, Inc. and focused its operations on providing full-service video conferencing services and products. In August 2006, the Company entered into an agreement with GS Energy Corporation to acquire 100% of the outstanding capital stock of GS Carbon Trading, Inc., and in November 2006, the Company merged into GS Carbon Corporation. GS Carbon’s business model was based on the trading of renewable energy and energy efficiency certificates, carbon credits, and other similar attributes. In August 2007, the Company changed its name to Seaway Valley Capital Corporation, whose operating strategy was to invest in companies in a variety of industries including those in food and beverages and hospitality. In June 2008, the Company acquired Sackets Harbor Brewing Company, which operated a microbrewery and restaurant, and in 2016 the Company changed its name to 1812 Brewing Company, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

Cash and cash equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable/Other Receivable

Accounts Receivable are amounts due to the Company from sales or services rendered.

Notes Receivable

Accounts Receivable are executed contractual obligations to the Company reflecting amounts due for sales or services rendered by the Company.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over their useful lives.

Property and equipment consist of the following at June 30, 2023 & September 30, 2023:

	06/30/2023	09/30/2023
Land	$150,000	$150,000
Buildings	1,216,521	1,216,521
New Brewery	2,344,353	2,380,900
Property, Plant, Equipment & Autos	556,173	556,173
Less: Accumulated depreciation	(862,761)	(872,453)
Property and equipment, net	$3,404,286	$3,431,141

Depreciation expense related to property and equipment was $9,692 each for the periods ended September 30, 2023 & June 30, 2023.

Inventory

Inventory has been recorded at the lower of cost or fair market value. Revenue Recognition the Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin ("SAB") 104.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, "Share Based Payment, an Amendment of FASB Statement no. 123." The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and nonemployees. There has been not stock-based compensation in the past 24 months.

Income Taxes

The Company utilizes the SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in the future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period and based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the SFAS No. 128 ("SFAS No. 128"), "Earnings per Share." Basic earnings per share is based upon the weighted average number of common shares outstanding.

Note 3 - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.

Note 4 - Accounts Payable

Accounts payable represent amounts owed to vendors for products and/or services rendered but not yet paid for in full.

Note 5 – Commitments and Contingencies

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure. The Company does not have employment contracts with its key employees, including the controlling shareholders who are officers of the Company.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company, which includes matters relating to the Company’s operating activities as well as past debts owed to creditors. The Company's management is aware of potentially pending or threatened assertions that could have a material effect on the Company’s capital table but not its operations. The Company is currently working with creditors to resolve these issues.

Note 6 – Convertible Notes Payable

The Company has several outstanding convertible notes as follows:

Dates	Outstanding Balance	Principal Amount at Issue	Interest Accrued	Maturity Date	Conversion Terms	Noteholder	Reason for Issuance
2009-2012	10,052,644	3,805,974	6,246,670	2015	8% interest rate. Conversion at 50% of trailing price.	Seaway Capital Partners, LLC*	Loans
2007-2021	3,436,645	1,417,000	2,019,645	6/30/22	8% interest rate. Conversion at 50% of trailing price.	Paul Graham	Loans
2007-2015	166,500	250,000	0	4/13/28	0% interest rate. Conversion: none	Nam Ashcraft	Loans
2022 & 2023	340,000	340,000	0	none	0% interest rate. Conversion: Par	Tom Scozzafava	Share Cancel
2022 & 2023	200,000	200,000	0	8/1/43	0% interest rate. Conversion: .0001	Brian McLain	Services
* Managing Member, Ronald McDougall

As previously announced, 1812 Brewing Company, Inc. (the “Company”) had been in discussions with its two convertible debenture (“CD”) holders and a third-party Trillium Partners LP (“Trillium”) to restructure and ultimately eliminate convertible debt, plus accrued interest, that totaled $13,712,779 as of the period ended June 30, 2022. As also reported, Trillium and the CD holders entered into an agreement to transfer this debt to Trillium. Elimination of this debt was and is a top priority for the Company. In 2020 and 2021 alone, the accrued interest on these CDs generated interest expense of $1.9 million. On October 17, 2022, the Company entered into a Settlement Agreement and Stipulation with Trillium (“Settlement Agreement”), subject to court review and approval, whereby the Company agreed to issue shares of common stock to Trillium pursuant to the Section 3(a)10 exemption at a discount of 35% to the market price (versus a 50% discount that the Company was contractually obliged with the former Convertible Noteholders). Full satisfaction of the Settlement Agreement would discharge the Company’s convertible debenture liabilities for $8,486,342 of proceeds to the former CD holders, which represented a reduction of approximately $5 million (or approximately 37% of the outstanding obligations) to the original CD holders.

On October 25, 2022, the District Court of Maryland conducted a fairness hearing and approved the Settlement Agreement. The Settlement Agreement capped the CD obligations by staying further interest accrual, and if satisfied in full, the Settlement Agreement would satisfy the obligations altogether.

Over recent months several factors have made untenable the prospects of fully exercising the 3(a)(10) transaction in its totality. Rapidly rising interest rates and that impact on small businesses like the Company have made market conditions for shares of the Company softer recently than they had been in the months prior, and the prospects of those market conditions are uncertain at best.

On July 12, 2023, the Company and Trillium entered into an agreement to end the transaction after the repayment of Trillium’s first payment of $500,000 to the original debt holders (“Tranche 1”) has been made in full pursuant to the terms of the Transaction. To date, Trillium has been repaid approximately $200,000 of the balance of the note with 4,424,570,000 shares of common stock of the Company having been issued. The Company estimates that the current balance of the debt of Tranche 1 stands at $300-$310k as of the date of this filing. To facilitate the conclusion of this transaction and to cover any additional costs and fees associated with its conclusion, the Company agreed to remit to Trillium an additional 800 million of the Company’s shares upon the full repayment of the balance of Tranche 1, which shall represent the conclusion of the Transaction.

Upon repayment of Tranche 1 in full to Trillium, the debt – having been reduced by $500,000 and with no further interest accrued during the entire period – will transfer back to the two original CD holders. The Company intends to further negotiate with these two CD holders at that time.

On July 18th, the Company and Brian McLain agreed to restructure their consulting agreement, which resulted in the cancellation of 625,000,000 shares of common stock and the issuance of a $200,000 convertible note.

Note 7 - Equity

At September 30, 2023, the Company had 20,005,000,000 shares of capital stock authorized, consisting of 20,000,000,000 shares of Common Stock, par value $0.0001, 1,000,000 shares of Series A Preferred Stock, par value $0.0001; 1,000,000 shares of Series B Preferred Stock, par value $0.0001; 1,000,000 shares of Series C Preferred Stock, par value $0.0001; 1,000,000 shares of Series D Preferred Stock, par value $0.0001; 100,000 shares of Series E Preferred Stock, par value $0.0001; and 900,000 shares of undesignated Preferred Stock, $0.0001 par value.

SERIES A CONVERTIBLE PREFERRED STOCK
There are no shares of Series A Convertible Preferred Stock outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK
There are no shares of Series B Convertible Preferred Stock outstanding.

SERIES C CONVERTIBLE PREFERRED STOCK
There are no shares of Series C Convertible Preferred Stock outstanding.

SERIES D CONVERTIBLE PREFERRED STOCK
There are no shares of Series D Convertible Preferred Stock outstanding.

SERIES E CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Convertible Preferred Stock" and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series E Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Convertible Preferred Stock.

Section 2. Voting. The holders of the Series E Preferred Stock shall have the following voting rights: Each share of Series E Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series E Preferred Stock are convertible on the record date for the stockholder action.

Section 3. Dividends. In the event that the Corporation’s Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series E Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation’s Common Stock into which that holder’s Series E Preferred Stock could be converted on the record date for the dividend.

Section 4. Liquidation. Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series E Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of Common Stock but after payment of distributions payable to the holders of the Series A Preferred Stock, the sum of one tenth of One Cent ($0.001) per share, after which the holders of Series E Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series E Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s Common Stock into which that holder’s Series E Preferred Stock could be converted on the record date for the distribution.

Section 5. Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series E Preferred Stock may, at any time, at the option of the holder thereof, be converted into fully paid and non-assessable shares of Common Stock (a “Conversion”). The number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon the Conversion shall equal the sum of (a) the product obtained by (A) multiplying the number of Fully-Diluted Common Shares by four (4), then (B) multiplying the result by a fraction, the numerator of which will be the number of shares of Series E Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series E Preferred Stock, less (b) the number of shares of Common Stock beneficially owned by the holder prior to the Conversion, including Common Stock issuable on conversion of any convertible securities beneficially owned by the holder. The term “Fully-Diluted Common Shares” means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series E Preferred Stock.

(i) Conversion Notice. The holder of a share of Series E Preferred Stock (“Holder”) may exercise its conversion right by giving a written conversion notice (the “Conversion Notice”) (A) by facsimile to the Corporation confirmed by a telephone call or (B) by overnight delivery service, with a copy by facsimile to the Corporation’s transfer agent for its Common Stock, as designated by the Corporation from time to time (the “Transfer Agent”) and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of the Holder’s Series E Preferred Stock, the Holder shall also surrender the certificate for its Series E Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation which it may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

(ii) Issuance of Certificates; Time Conversion Effected.

A. Promptly, but in no event more than three (3) “Trading Days,” (defined herein as a day on which the New York Stock Exchange is open for the trading of securities) after the receipt of the Conversion Notice referred to in Subsection 5 (i) and surrender of the Series E Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series E Preferred Stock has been converted. In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such Conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series E Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such Conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

B. The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series E Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder’s actual losses occasioned by any “buy-in” of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any “buy-in.”

(iii) Fractional Shares. The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any Conversion. All shares of Common Stock (including fractions thereof) issuable upon a Conversion of shares of Series E Preferred Stock by the Holder shall be aggregated for purposes of determining whether the Conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

(iv) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of its Series E Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series E Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder’s rights and interests to insure that the provisions of this Section 5 (iv) will thereafter be applicable to the Series E Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series E Preferred Stock then outstanding), the obligation to deliver to each holder of Series E Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 6. Vote to Change the Terms of or Issue Series E Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series E Preferred Stock shall be required for (i) any change to the Corporation’s Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series E Preferred Stock, or (ii) any issuance of additional shares of Series E Preferred Stock.

Section 7. Notices. In case at any time:

(i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

(ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(iii) there shall be any Organic Change;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series E Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

Section 8. Record Owner. The Corporation may deem the person in whose name shares of Series E Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series E Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising hereunder to the extent of the sum or sums so paid or the conversion so made.

Note 8 – Subsequent Events

As previously announced, 1812 Brewing Company, Inc. (the “Company”) had been in discussions with its two convertible debenture (“CD”) holders and a third-party Trillium Partners LP (“Trillium”) to restructure and ultimately eliminate convertible debt, plus accrued interest, that totaled $13,712,779 as of the period ended June 30, 2022. As also reported, Trillium and the CD holders entered into an agreement to transfer this debt to Trillium. Elimination of this debt was and is a top priority for the Company. In 2020 and 2021 alone, the accrued interest on these CDs generated interest expense of $1.9 million. On October 17, 2022, the Company entered into a Settlement Agreement and Stipulation with Trillium (“Settlement Agreement”), subject to court review and approval, whereby the Company agreed to issue shares of common stock to Trillium pursuant to the Section 3(a)10 exemption at a discount of 35% to the market price (versus a 50% discount that the Company was contractually obliged with the former Convertible Noteholders). Full satisfaction of the Settlement Agreement would discharge the Company’s convertible debenture liabilities for $8,486,342 of proceeds to the former CD holders, which represented a reduction of approximately $5 million (or approximately 37% of the outstanding obligations) to the original CD holders.

On October 25, 2022, the District Court of Maryland conducted a fairness hearing and approved the Settlement Agreement. The Settlement Agreement capped the CD obligations by staying further interest accrual, and if satisfied in full, the Settlement Agreement would satisfy the obligations altogether.

Over recent months several factors have made untenable the prospects of fully exercising the 3(a)(10) transaction in its totality. Rapidly rising interest rates and that impact on small businesses like the Company have made market conditions for shares of the Company softer recently than they had been in the months prior, and the prospects of those market conditions are uncertain at best.

On July 12, 2023, the Company and Trillium entered into an agreement to end the transaction after the repayment of Trillium’s first payment of $500,000 to the original debt holders (“Tranche 1”) has been made in full pursuant to the terms of the Transaction. To date, Trillium has been repaid approximately $200,000 of the balance of the note with 4,424,570,000 shares of common stock of the Company having been issued. The Company estimates that the current balance of the debt of Tranche 1 stands at $300-$310k as of the date of this filing. To facilitate the conclusion of this transaction and to cover any additional costs and fees associated with its conclusion, the Company agreed to remit to Trillium an additional 800 million of the Company’s shares upon the full repayment of the balance of Tranche 1, which shall represent the conclusion of the Transaction.

Upon repayment of Tranche 1 in full to Trillium, the debt – having been reduced by $500,000 and with no further interest accrued during the entire period – will transfer back to the two original CD holders. The Company intends to further negotiate with these two CD holders at that time.

On July 18th, the Company and Brian McLain agreed to restructure their consulting agreement, which resulted in the cancellation of 625,000,000 shares of common stock and the issuance of $200,000 in convertible debentures.

On November 9, 2023, the Company issued 300,000,000 shares of restricted common stock to Pacific Capital Markets, LLC for consulting services.

In the year 2023, Chairman & CEO Thomas W. Scozzafava has invested into the Company approximately $581,348 in capital and shall continue to do so from time to time if necessary. In total, Mr. Scozzafava has personally invested into the company approximately $1.37 million.

End of Notes to the Financial Statements.

1812 BREWING COMPANY, INC.
Consolidated Balance Sheet

	As of:
	31-Dec-22	31-Dec-21
ASSETS
Current Assets
Total Cash	$147,704	$82,529
Other Current Assets	14,700	21,888
Total Current Assets	162,404	104,417

Fixed Assets	3,129,402	2,659,734
Other Assets	(168,845)	(168,845)
Investment Assets	—	—

Investment Returns		3,043

TOTAL ASSETS	$3,122,960	$2,598,349

LIABILITIES AND EQUITY
Liabilities
Current Liabilities	$22,795	$24,723
Long-Term Liabilities (Parent)	14,522,289	13,407,045
Long-Term Liabilities (Subs)	1,484,201	1,565,505
Total Liabilities	$16,029,286	$14,997,273

Equity
Paid In Capital	$15,603	$(10)
Retained Earnings (Sub)	193,902	(112,268)
Retained Earnings (Parent)	(13,890,890)	(12,592,916)
Common Stock	963,333	100
Net Income Op Co	(188,274)	306,170
Total Equity	$(12,906,325)	$(12,398,923)
TOTAL LIABILITIES AND EQUITY	$3,122,960	$2,598,349

1812 BREWING COMPANY, INC.
Consolidated Income Statement
12-Month Period Ended December 31st

	2022	2021

Revenues	$908,700	$1,535,860

Cost of Goods Sold	351,509	363,859

Gross Profit	$557,192	$1,172,001

Expenses
Payroll	$265,002	$265,989
Workers Compensation & Disability	9,321	10,124
Professional Fees	56,823	23,536
Utilities	96,663	57,499
Insurance	19,791	24,638
Property Taxes	24,221	35,004
Other Expenses	153,732	134,398
Parent Expenses	308,701	15,827
Interest Expense (Subs)	79,898	36,720
Total Expenses	$1,014,153	$603,735

Net Operating Income	$(456,962)	$568,266

Other Income / (Expense)	—	374,150

Depreciation Expense	38,768	38,768

Accrued Interest (Non-cash)	802,244	1,015,329

Prior Investment Write-Offs		(7,500)

Net Income	$(1,297,974)	$(104,182)

1812 BREWING COMPANY, INC.
Consolidated Statement of Cash Flows
12-Month Period Ended December 31st:

	2022	2021
OPERATING ACTIVITIES
Net Income	$(1,297,974)	$(104,182)
Adjustments to reconcile Net Income to Net Cash provided by operations:	$38,768	$31,069
Accrued Interest	$802,244	$1,015,329
Net cash provided by operating activities	$(456,962)	$942,216

INVESTING ACTIVITIES
Property, Plant & Equipment	$(612,140)	$(1,080,496)
Related Company Investment	(21,664)	(641,276)
Parent Company Write-Offs	—	3,447
Net cash provided by investing activities	$(633,804)	$(1,718,325)

FINANCING ACTIVITIES
Operating Company Financings	$52,472	$569,570
Parent Company Financings	1,103,469	190,000
Net cash provided by financing activities	$1,155,941	$759,570

Net cash increase for period	$65,175	$(16,539)
Cash at end of period	$147,704	$82,529

1812 BREWING COMPANY, INC.
Condensed Statement of Shareholder Equity
January - December 2022

	$$ Amount	Shares
Balance: December 31, 2021
Common Stock	$341,816	3,734,866,557
Preferred Stock	$—	100,000
New Issuances	$68,626	—
Net Income	$(104,182)
Accumulated Deficit	$(12,705,183)
Total Shareholder Equity (Deficit)	$(12,398,923)

Balance: December 31, 2022
Common Stock	$1,535,608	3,570,806,557
Preferred Stock	$—	100,000
New Issuances	$553,028	—
Net Income	$(1,297,974)
Accumulated Deficit	$(13,696,987)
Total Shareholder Equity (Deficit)	$(12,906,325)

1812 Brewing Company, Inc.

Notes to Financial Statements

For the 12 Months Ended December 31, 2022

(unaudited)

Note 1 - Organization and Basis of Presentation

Organization

1812 Brewing Company, Inc. (the “Company”) is a Florida Corporation that was established in June 1989 as The Boston & Pacific Company, Inc. and commenced operations seeking acquisitions in a variety of medical-related industries. In 2003, the company changed its name to Directview, Inc. and focused its operations on providing full-service video conferencing services and products. In August 2006, the Company entered into an agreement with GS Energy Corporation to acquire 100% of the outstanding capital stock of GS Carbon Trading, Inc., and in November 2006, the Company merged into GS Carbon Corporation. GS Carbon’s business model was based on the trading of renewable energy and energy efficiency certificates, carbon credits, and other similar attributes. In August 2007, the Company changed its name to Seaway Valley Capital Corporation, whose operating strategy was to invest in companies in a variety of industries including those in food and beverages and hospitality. In June 2008, the Company acquired Sackets Harbor Brewing Company, which operated a microbrewery and restaurant, and in 2016 the Company changed its name to 1812 Brewing Company, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

Cash and cash equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable/Other Receivable

Accounts Receivable are amounts due to the Company from sales or services rendered.

Notes Receivable

Accounts Receivable are executed contractual obligations to the Company reflecting amounts due for sales or services rendered by the Company.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over their useful lives.

Property and equipment consists of the following at December 31, 2022 & December 31, 2021:

	12/31/2022	12/31/2021
Land	$150,000	$150,000
Buildings	1,216,521	1,216,521
New Brewery	2,050,085	1,541,649
Property, Plant, Equipment & Autos	556,173	556,173
Less: Accumulated depreciation	(843,377)	(804,609)
Property and equipment, net	$3,129,402	$2,659,734

Depreciation expense related to property and equipment was $38,768 each for the periods ended December 31, 2022 & December 31, 2021.

Inventory

Inventory has been recorded at the lower of cost or fair market value. Revenue Recognition the Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin ("SAB") 104.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, "Share Based Payment, an Amendment of FASB Statement no. 123." The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and nonemployees. There has been not stock-based compensation in the past 24 months.

Income Taxes

The Company utilizes the SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in the future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period and based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the SFAS No. 128 ("SFAS No. 128"), "Earnings per Share." Basic earnings per share is based upon the weighted average number of common shares outstanding.

Note 3 - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern.

Note 4 - Accounts Payable

Accounts payable represent amounts owed to vendors for products and/or services rendered but not yet paid for in full.

Note 5 – Commitments and Contingencies

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure. The Company does not have employment contracts with its key employees, including the controlling shareholders who are officers of the Company.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company, which includes matters relating to the Company’s operating activities as well as past debts owed to creditors. The Company's management is aware of potentially pending or threatened assertions that could have a material effect on the Company’s capital table but not its operations. The Company is currently working with creditors to resolve these issues.

Note 6 – Convertible Notes Payable

The Company has several outstanding convertible notes as follows:

Dates	Outstanding Balance	Principal Amount at Issue	Interest Accrued	Maturity Date	Conversion Terms	Noteholder	Reason for Issuance
2009-2012	10,552,644	3,805,974	6,746,670	2015	8% interest rate. Conversion at 50% of trailing price.	Seaway Capital Partners, LLC*	Loans
2007-2021	3,436,645	1,417,000	2,019,645	6/30/22	8% interest rate. Conversion at 50% of trailing price.	Paul Graham	Loans
2007-2015	193,000	250,000	0	various	0% interest rate. Conversion: none	Nam Ashcraft	Loans
2022	340,000	340,000	0	none	0% interest rate. Conversion: Par	Tom Scozzafava	Share Cancellation
* Managing Member, Ronald McDougall

As previously announced, the Company has been in discussions with its two convertible debenture (“CD”) holders and a third-party Trillium Partners LP (“Trillium”) to restructure and eventually eliminate convertible debt, plus accrued interest, that totaled $13,712,779 as of the period ended June 30, 2022. Ultimately, Trillium and the CD holders entered into an agreement to transfer this debt to Trillium. As part of the Company’s plan, on October 17, 2022, the Company entered into a Settlement Agreement and Stipulation with Trillium (“Settlement Agreement”), subject to court review and approval, whereby the Company agreed to issue shares of common stock to Trillium pursuant to the Section 3 (a) 10 exemption at a discount of 35% to the market price (versus a 50% discount that the Company was contractually obliged with the former Convertible Noteholders). Full satisfaction of the Settlement Agreement would discharge the Company’s convertible debenture liabilities for $8,486,342 of proceeds to the former CD holders, which represents a reduction of approximately $5 million (or approximately 37% of the outstanding obligations) to the original CD holders. The District Court of Maryland conducted a fairness hearing on October 25, 2022 and approved the Settlement Agreement. Elimination of this debt is a top priority for the Company. In 2020 and 2021 alone, the accrued interest on these CDs generated interest expense of $1.9 million. The Settlement Agreement temporarily caps the CD obligations by staying further interest accrual, and if satisfied in full, the Settlement

Agreement will satisfy the obligations altogether. The Company plans to exercise with care the satisfaction of the CD obligations, in gradual tranches over time.

To date, Trillium has repaid approximately $500,000 of the balance of the note with shares of common stock of the Company having been issued or approved in the aggregate amount of 808,595,000.

Note 7 - Equity

The Company has 10,005,000,000 shares of capital stock authorized, consisting of 10,000,000,000 shares of Common Stock, par value $0.0001, 1,000,000 shares of Series A Preferred Stock, par value $0.0001; 1,000,000 shares of Series B Preferred Stock, par value $0.0001; 1,000,000 shares of Series C Preferred Stock, par value $0.0001; 1,000,000 shares of Series D Preferred Stock, par value $0.0001; 100,000 shares of Series E Preferred Stock, par value $0.0001; and 900,000 shares of undesignated Preferred Stock, $0.0001 par value.

SERIES A CONVERTIBLE PREFERRED STOCK
There are no shares of Series A Convertible Preferred Stock outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK
There are no shares of Series B Convertible Preferred Stock outstanding.

SERIES C CONVERTIBLE PREFERRED STOCK
There are no shares of Series C Convertible Preferred Stock outstanding.

SERIES D CONVERTIBLE PREFERRED STOCK
There are no shares of Series D Convertible Preferred Stock outstanding.

SERIES E CONVERTIBLE PREFERRED STOCK
Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Convertible Preferred Stock" and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series E Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Convertible Preferred Stock.

Section 2. Voting. The holders of the Series E Preferred Stock shall have the following voting rights: Each share of Series E Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series E Preferred Stock are convertible on the record date for the stockholder action.

Section 3. Dividends. In the event that the Corporation’s Board of Directors declares a dividend payable to holders of any class of stock, each holder of shares of Series E Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation’s Common Stock into which that holder’s Series E Preferred Stock could be converted on the record date for the dividend.

Section 4. Liquidation. Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series E Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of Common Stock but after payment of distributions payable to the holders of the Series A Preferred Stock, the sum of one tenth of One Cent ($0.001) per share, after which the holders of Series E Preferred Stock shall share in the distribution with the holders of the Common Stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the shareholders, each share of Series E Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s Common Stock into which that holder’s Series E Preferred Stock could be converted on the record date for the distribution.

Section 5. Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series E Preferred Stock may, at any time, at the option of the holder thereof, be converted into fully paid and non-assessable shares of Common Stock (a “Conversion”). The number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon the Conversion shall equal the sum of (a) the product obtained by (A) multiplying the number of Fully-Diluted Common Shares by four (4), then (B) multiplying the result by a fraction, the numerator of which will be the number of shares of Series E Preferred Stock being converted and the denominator of which will be the number of issued and outstanding shares of Series E Preferred Stock, less (b) the number of shares of Common Stock beneficially owned by the holder prior to the Conversion, including Common Stock issuable on conversion of any convertible securities beneficially owned by the holder. The term “Fully-Diluted Common Shares” means the sum of the outstanding Common Stock plus all shares of Common Stock that would be outstanding if all securities that could be converted into Common Stock without additional consideration were converted on the Conversion Date, but shall not include Common Stock issuable on conversion of the Series E Preferred Stock.

(i) Conversion Notice. The holder of a share of Series E Preferred Stock (“Holder”) may exercise its conversion right by giving a written conversion notice (the “Conversion Notice”) (A) by facsimile to the Corporation confirmed by a telephone call or (B) by overnight delivery service, with a copy by facsimile to the Corporation’s transfer agent for its Common Stock, as designated by the Corporation from time to time (the “Transfer Agent”) and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of the Holder’s Series E Preferred Stock, the Holder shall also surrender the certificate for its Series E Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation which it may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

(ii) Issuance of Certificates; Time Conversion Effected.

A. Promptly, but in no event more than three (3) “Trading Days,” (defined herein as a day on which the New York Stock Exchange is open for the trading of securities) after the receipt of the Conversion Notice referred to in Subsection 5 (i) and surrender of the Series E Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series E Preferred Stock has been converted. In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such Conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series E Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such Conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

B. The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date could result in economic loss to the Holder of the Series E Preferred Stock. As compensation to the Holder for such loss, the Corporation agrees to pay the Holder’s actual losses occasioned by any “buy-in” of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the Holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date, the Holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the Holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the Holder shall retain the right to receive the actual cost of any “buy-in.”

(iii) Fractional Shares. The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any Conversion. All shares of Common Stock (including fractions thereof) issuable upon a Conversion of shares of Series E Preferred Stock by the Holder shall be aggregated for purposes of determining whether the Conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

(iv) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of its Series E Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series E Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder’s rights and interests to insure that the provisions of this Section 5 (iv) will thereafter be applicable to the Series E Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series E Preferred Stock then outstanding), the obligation to deliver to each holder of Series E Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 6. Vote to Change the Terms of or Issue Series E Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series E Preferred Stock shall be required for (i) any change to the Corporation’s Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series E Preferred Stock, or (ii) any issuance of additional shares of Series E Preferred Stock.

Section 7. Notices. In case at any time:

(i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

(ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(iii) there shall be any Organic Change;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series E Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

Section 8. Record Owner. The Corporation may deem the person in whose name shares of Series E Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series E Preferred Stock for the purposes of conversion or redemption and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising hereunder to the extent of the sum or sums so paid or the conversion so made.

Note 8 – Subsequent Events

As previously announced, the Company has been in discussions with its two convertible debenture (“CD”) holders and a third-party Trillium Partners LP (“Trillium”) to restructure and eventually eliminate convertible debt, plus accrued interest, that totaled $13,712,779 as of the period ended June 30, 2022. Ultimately, Trillium and the CD holders entered into an agreement to transfer this debt to Trillium. As part of the Company’s plan, on October 17, 2022, the Company entered into a Settlement Agreement and Stipulation with Trillium (“Settlement Agreement”), subject to court review and approval, whereby the Company agreed to issue shares of common stock to Trillium pursuant to the Section 3 (a) 10 exemption at a discount of 35% to the market price (versus a 50% discount that the Company was contractually obliged with the former Convertible Noteholders). Full satisfaction of the Settlement Agreement would discharge the Company’s convertible debenture liabilities for $8,486,342 of proceeds to the former CD holders, which represents a reduction of approximately $5 million (or approximately 37% of the outstanding obligations) to the original CD holders. The District Court of Maryland conducted a fairness hearing on October 25, 2022 and approved the Settlement Agreement. Elimination of this debt is a top priority for the Company. In 2020 and 2021 alone, the accrued interest on these CDs generated interest expense of $1.9 million. The Settlement Agreement temporarily caps the CD obligations by staying further interest accrual, and if satisfied in full, the Settlement Agreement will satisfy the obligations altogether. The Company plans to exercise with care the satisfaction of the CD obligations, in gradual tranches over time.

To date, Trillium has repaid approximately $500,000 of the balance of the note with shares of common stock of the Company having been issued or approved for issuance in the aggregate amount of 808,595,000.

End of Notes to the Financial Statements.